EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into as of April 1, 2015 by and among Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), and the holders listed on Schedule I hereto (each an “Initial Holder” and, collectively, the “Initial Holders”).

RECITALS

WHEREAS, this Agreement is being made pursuant to the terms of that certain Asset Purchase Agreement, dated as of December 6, 2014 (the “Purchase Agreement”), by and among the Company, Hudson Pacific Properties, L.P., a Maryland limited partnership and a subsidiary of the Company (the “Operating Partnership”), and certain Affiliates of the Initial Holders;

WHEREAS, as part of the consideration delivered pursuant to the Purchase Agreement, the Company will contribute to the Operating Partnership and the Operating Partnership will deliver to the Initial Holders shares of the Company’s common stock, par value $.01 per share (“Common Stock”), and the Operating Partnership will issue to the Initial Holders common units of limited partnership interest in the Operating Partnership (“Common OP Units”);

WHEREAS, upon the terms and subject to the conditions contained in the Operating Partnership Agreement (as defined below), Common OP Units are redeemable for cash or, at the Company’s option, exchangeable for shares of Common Stock; and

WHEREAS, in connection with the Purchase Agreement, the Company has agreed to grant the Initial Holders and their permitted assignees and transferees the registration rights set forth in Article II hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, that the Holders shall not be considered Affiliates of the Company, the Operating Partnership or any other subsidiaries of the Company.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, New York or Los Angeles, California are authorized by law to close.

“Charter” means the charter of the Company.

“Commission” means the Securities and Exchange Commission.

“Common OP Units” shall have the meaning set forth in the Recitals hereto.

“Common Stock” shall have the meaning set forth in the Recitals hereto.

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Offering” means an offering pursuant to an effective registration statement in which common equity securities of the Company are sold (whether or not for the account of the Company) (i) to an underwriter on a firm commitment basis for reoffering and resale to the public, (ii) in an offering that is a “bought deal” with one or more investment banks or (iii) in a block trade with a broker-dealer, but shall, in each case, not include (x) a Stock Offering Funding and/or (y) any at-the-market offering programs of the Company.

“Demand Registration” shall have the meaning set forth in Section 2.1(a).

“Demand Registration Statement” shall have the meaning set forth in Section 2.1(a).

“Effectiveness Period” shall have the meaning set forth in Section 2.4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 29, 2010, by and among the Company and the holders party thereto, as amended by the First Amendment to Registration Rights Agreement, dated as of May 3, 2011, as in effect as of the date of the Purchase Agreement.

“Farallon” means the “Farallon Holders” (as defined in the Existing Registration Rights Agreement).

“Holder” means (i) any Initial Holder who is the record or beneficial owner of any Registrable Security or (ii) any assignee or transferee of a Holder (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) (x) to the extent permitted under, and not in violation of, the Stockholders Agreement, the Operating Partnership Agreement and the Charter, as applicable, and (y) provided such assignee or transferee agrees in writing to be bound by all the provisions hereof.

“Holder Indemnitee” shall have the meaning set forth in Section 2.8.

“Indemnified Party” shall have the meaning set forth in Section 2.10.

“Indemnifying Party” shall have the meaning set forth in Section 2.10.

“Initial Holder” shall have the meaning set forth in the Preamble hereto.

“Initial Lock-Up Termination Date” means November 1, 2015 (or any earlier date upon which the Lock-Up Restrictions terminate in accordance with Section 4.1 of the Stockholders Agreement)

“Inspectors” shall have the meaning set forth in Section 2.6(m).

“Lock-Up Restrictions” means those restrictions applicable to the transfer of Registrable Securities pursuant to Section 3.2 of the Stockholders Agreement.

“Market Value” means, with respect to the Common Stock, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date of a written request for an offering pursuant to Section 2.5(a). The market price for each such trading day shall be: (i) if the Common Stock is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system; (ii) if the Common Stock is not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the Common Stock is not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the Common Stock shall be determined by the Board of Directors of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Operating Partnership” shall have the meaning set forth in the Recitals hereto.

“Operating Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of the date hereof, and as the same may be further amended, modified or restated from time to time.

“Permitted Offering” shall have the meaning set forth in Section 2.14.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggy-Back Exercise” shall have the meaning set forth in Section 2.2.

“Piggy-Back Offering” shall have the meaning set forth in Section 2.3.

“Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

“Qualified Offering” means an offering pursuant to an effective registration statement in which Registrable Securities are sold (i) to an underwriter on a firm commitment basis for reoffering and resale to the public, (ii) in an offering that is a “bought deal” with one or more investment banks or (iii) in a block trade with a broker-dealer, but in each case shall not include any at-the-market offering program.

“Recommended Size” shall have the meaning set forth in Section 2.3.

“Records” shall have the meaning set forth in Section 2.6(m).

“Registration Expenses” shall have the meaning set forth in Section 2.7.

“Registrable Securities” means with respect to any Holder, the shares of Common Stock owned, either of record or beneficially, by such Holder that were (a) received by an Initial Holder pursuant to the Purchase Agreement, (b) issued or issuable upon exchange of Common OP Units received by an Initial Holder pursuant to the Purchase Agreement, and, (c) in the case of (a) and (b), any additional shares of Common Stock issued as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares or units (including as a result of splits, combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise).

As to any particular Registrable Securities, they shall cease to be Registrable Securities at the earliest time as one of the following shall have occurred: (i) a registration statement (including a Shelf Registration Statement) covering such shares has been declared effective by the Commission and all such shares have been disposed of pursuant to such effective registration statement or (ii) such shares have been sold in accordance with Rule 144.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act pursuant to the terms hereof.

“Shelf Registration Statement” shall have the meaning set forth in Section 2.4(a).

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, entered into by and among the Initial Holders, the Company and the other parties thereto.

“Stock Offering Funding” shall have the meaning set forth in the Operating Partnership Agreement.

“Suspension Notice” shall have the meaning set forth in Section 2.14.

“Suspension Period” shall have the meaning set forth in Section 2.14.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Demand Registration.

(a) Commencing on or after the Initial Lock-Up Termination Date and from time to time so long as there are any Registrable Securities outstanding, if the Company is not eligible to file a Shelf Registration Statement, if the Company has not caused a Shelf Registration Statement to be declared effective by the Commission in accordance with Section 2.4 or if the Shelf Registration Statement shall cease to be effective, subject to the minimum size limitations in Section 2.5(a), the Holder(s) holding a majority of Registrable Securities then outstanding may collectively make one or more written requests to the Company for registration under the Securities Act of all or part of its or their Common Stock constituting Registrable Securities, including for the avoidance of doubt shares of Common Stock issued or issuable upon exchange of Common OP Units, that are not then subject to the

Lock-Up Restrictions (a “Demand Registration”). The Holders submitting the request for a Demand Registration shall concurrently provide written notice of the proposed registration to all other Holders. The Company shall prepare and file with the Commission, within thirty (30) days after such request for a Demand Registration, a registration statement on an appropriate form which the Company is then eligible to use with respect to any Demand Registration (a “Demand Registration Statement”) as selected by the Company, and shall use its reasonable best efforts to cause any such Demand Registration Statement to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof. Any request for a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold in the offering thereof; provided that the requesting Holder(s) may change the number of Registrable Securities proposed to be offered pursuant to any Demand Registration at any time prior to the Demand Registration Statement with respect to the Demand Registration being declared effective by the Commission, in each case subject to the minimum size limitations in Section 2.5(a). Without the prior written consent of the Holders requesting such Demand Registration, no stockholder of the Company (other than the Holders) may include securities in any offering requested under this Section 2.1; provided that the Company may include in such offering securities to be sold for the account of the Company, subject to the limitations set forth in Section 2.5(b).

(b) Effective Registration. The Company will use its reasonable best efforts to keep any Demand Registration Statement continuously effective and in compliance with the Securities Act and usable for sale of such Registrable Securities for the period as may be requested by the Selling Holders.

Section 2.2. Piggy-Back Offering. If at any time following the Initial Lock-Up Termination Date (x) the Company proposes to file a registration statement under the Securities Act with respect to a Company Offering of Common Stock by the Company for its own account or the account of any securityholder of the Company (other than a Holder) or (y) Common Stock is to be sold in a Company Offering (in each case other than (A) for the account of Farallon pursuant to an offering initiated by Farallon under the Existing Registration Rights Agreement or (B) pursuant to a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders), then the Company shall give written notice of such proposed filing or sale, as applicable, to the Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date and no less than five (5) days before the anticipated sale), and, subject to the Lock-Up Restrictions and Section 2.13, such notice shall offer such Holders the opportunity to register or sell, as applicable, such number of shares of Registrable Securities that are not then subject to the Lock-Up Restrictions as each such Holder may request (which may be all or less than all of the Holder’s Registrable Securities) (a “Piggy-Back Exercise”). Subject to Section 2.3, the Company shall use commercially reasonable efforts to cause the managing underwriter(s) of a proposed Company Offering to permit the Registrable Securities that are not then subject to the Lock-Up Restrictions that are requested to be included pursuant to a Piggy-Back Exercise to be included on the same terms and conditions as any similar securities of the Company included therein. The registration or sale of Registrable Securities as provided in this Section 2.2 shall not count as a Qualified Offering for purposes of the limitations set forth in Section 2.5(a). If any Holder who has requested inclusion in such offering disapproves of the terms of the related underwriting agreement, such Holder shall not be required to enter into such underwriting agreement and, if such Holder elects to not enter into such underwriting agreement such Holder shall withdraw from such offering by providing written notice to the Company and the underwriter(s) no later than the time at which the public offering price and underwriters’ discount are determined with the underwriter(s).

Section 2.3. Reduction of Piggy-Back Offering. Notwithstanding anything contained in Section 2.2, if the managing underwriter(s) of an offering described in Section 2.2 (a “Piggy-Back Offering”) advise in writing the Company and the Holders that, in their opinion, the size of the intended offering is such that the success of the offering would be significantly and adversely affected by inclusion of all of the Registrable Securities requested to be included by the Holders in a Piggy-Back Offering, then (i) in the case of a Piggy-Back Offering initiated by the Company for its own account, the amount of the Common Stock to be offered for the accounts of the Holders and any other stockholders of the Company exercising similar piggyback registration rights shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) (the “Recommended Size”) (such securities to be apportioned, to the extent possible, pro rata among the Holders and such other stockholders according to the total amount of securities requested to be included by each such person, but in any case not in violation of Section 2.3 of the Existing Registration Rights Agreement, and if a violation of Section 2.3 of the Existing Registration Rights Agreement would be caused by a pro rata reduction (which violation is not applicable so long as a “Shelf Registration Statement” as defined under the Existing Registration Rights Agreement is effective), then the Common Stock to be offered for the accounts of the Holders shall be reduced to the extent necessary so that no such violation will result); and (ii) in the case of a Piggy-Back Offering initiated by holders of securities of the Company (other than the Holders), (x) the amount of the Common Stock to be offered by the Company for its own account in such Piggy-Back Offering shall be first reduced to the extent necessary in order to achieve the Recommended Size, and if such reduction is insufficient, then no Common Stock for the account of the Company shall be included in such offering, (y) following any reduction for the Company pursuant to the preceding clause (x), the amount of the Common Stock to be offered for the accounts of holders of securities of the Company (other than the Holders) shall be reduced to the extent necessary to achieve the Recommended Size (among such holders pro rata according to the securities requested for inclusion by them or in such other proportions as mutually agreed by such holders), and if such reduction is insufficient, then no Common Stock for the account of such holders shall be included in such offering and (z) following the reductions pursuant to the preceding clauses (x) and (y), the amount of the Common Stock to be offered for the accounts of the Holders shall be reduced to the extent necessary to achieve the Recommended Size (among such Holders pro rata according to the Registrable Securities requested for inclusion by them or in such other proportions as mutually agreed by the requesting Holders).

Section 2.4. Shelf Registration.

(a) The Company shall prepare and file not later than August 1, 2015, a “shelf” registration statement with respect to the resale of all of the Registrable Securities by the Holders thereof on an appropriate form which the Company is then eligible to use for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) and permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. Unless the Shelf Registration Statement shall become automatically effective, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission prior to the Initial Lock-Up Termination Date, and, subject to Sections 2.4(e) and 2.14, to keep such Shelf Registration Statement continuously effective for a period ending when all shares of Common Stock covered by the Shelf Registration Statement are no longer Registrable Securities (the “Effectiveness Period”).

(b) At the time the Shelf Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law.

(c) Subsequent Filings. The Company shall prepare and file such additional registration statements as necessary and use its reasonable best efforts to cause such registration statements to be declared effective by the Commission so that a Shelf Registration Statement remains continuously effective, subject to Section 2.14, with respect to resales of all Registrable Securities as and for the periods required under Section 2.4(a) (such subsequent registration statements to constitute a Shelf Registration Statement).

Section 2.5. Qualified Offerings.

(a) Requests. Any offering under a Demand Registration Statement or a Shelf Registration Statement shall be by means of a Qualified Offering if requested in writing by the Holder(s) requesting such Demand Registration or offering of Registrable Securities off of a Shelf Registration Statement, as applicable; provided, that (i) the Registrable Securities to be sold in such Qualified Offering shall have a Market Value of at least $50,000,000 on the date of such request and (ii) the Company shall not be obligated to effect, or take any action to effect, a Qualified Offering (A) within one hundred and twenty (120) days following the last date on which a Qualified Offering or a Stock Offering Funding was completed pursuant to this Section 2.5; or (B) during any lock-up period binding upon the Holders or the Company (in each case if such lock-up period would prohibit the proposed Qualified Offering and is not waived by the underwriters) entered into in connection with any prior Company Offering; provided, further, that the limitations set forth in clause (i) above shall not apply for any Qualified Offering, and the limitations set forth in clause (ii)(A) above shall not take into account any Qualified Offering, in each case in respect of which the Company is not required to either (x) enter into an underwriting agreement, purchase agreement, lock-up agreement or other similar agreement or (y) take any action referenced in Sections 2.6(k)(ii), (iii) or (iv). Any request for a Qualified Offering hereunder shall be made to the Company in accordance with the notice provisions of this Agreement. Without the prior written consent of the Holders, no stockholder of the Company (other than the Holders) may include securities in any Qualified Offering requested under this Section 2.5; provided that the Company may include in such offering securities to be sold for the account of the Company, subject to the limitations set forth in Section 2.5(b).

(b) Reduction of Qualified Offering. Notwithstanding anything contained herein, if the managing underwriter(s) of an offering described in Section 2.5(a) advise in writing the Company and the Holder(s) of the Registrable Securities included in such offering that the size of the intended offering is such that the success of the offering would be significantly and adversely affected by inclusion of all the Registrable Securities requested to be included, then the amount of securities to be offered for the accounts of the Holders shall be reduced pro rata among such Holders (according to the Registrable Securities requested for inclusion by them or in such other proportions as mutually agreed by the requesting Holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s). The Company shall have the opportunity to include such number of securities as it may elect in an offering described in Section 2.5(a); provided, if the managing underwriter(s) of such offering advise in writing the Company and the Holder(s) of the Registrable Securities requested to be included that the success of the offering would be significantly and adversely affected by inclusion of all the securities requested to be included by the Company, then the amount of securities to be offered for the account of the Company shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s).

(c) Managing Underwriters. The Holders of a majority of the Registrable Securities to be included in a Qualified Offering pursuant to Section 2.5(a) shall select the managing underwriter(s) in connection with any Qualified Offering; provided that such managing underwriter must be reasonably satisfactory to the Company.

(d) Structure. The Holders of a majority of the Registrable Securities to be included in a Qualified Offering pursuant to Section 2.5(a) shall determine the size, manner of sale, plan of distribution, price, underwriting discounts and other financial terms for the offering. Each Holder will be permitted to request the removal of any Registrable Securities held by it from any Qualified Offering pursuant to Section 2.5(a) at any time prior to the pricing of the Qualified Offering or the effective date of the applicable registration statement (or supplement for a take down in the case of a Shelf Registration Statement), by providing written notice thereof to the Company; provided, that if such removal(s) cause such Qualified Offering to cease to have a Market Value of at least $50,000,000, the Company shall not be obligated to effect, or take any action to effect, such Qualified Offering, but if such offering is effected in accordance with this Section 2.5, it shall count as a Qualified Offering for purposes of Section 2.5(a).

Section 2.6. Registration Procedures; Filings; Information. Subject to Section 2.14 hereof, in connection with each registration effected by the Company pursuant to Sections 2.1 or 2.4 or offering pursuant thereto, as applicable:

(a) The Company will, as promptly as practicable, prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to cause or maintain the effectiveness of such registration statement for so long as such registration statement is required to be kept effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the period in which such registration statement is required to be kept effective, and, upon the written request of a Holder, the Company shall as soon as reasonably practicable amend or supplement the prospectus relating to the Shelf Registration Statement to facilitate a “take down” as may be reasonably requested by such Holder.

(b) The Company will, within a reasonable period of time prior (but no later than two (2) Business Days prior) to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder of Registrable Securities being registered and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Holder and underwriter, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents proposed to be filed including documents that are to be incorporated by reference into the registration statement, amendment or supplement or as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder. The Company shall consider in good faith such reasonable changes in any such documents prior to the filing thereof as the counsel to the Holders may request and the Company shall make available such of its representatives as shall be reasonably requested by the Holders or any underwriter available for discussion of such documents.

(c) The Company will furnish to each Holder of Registrable Securities being registered, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary or preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as any Holder or an underwriter in a Qualified Offering may reasonably request, in each case including each such amendment and supplement thereto, to the extent such other documents are not available on the Commission’s Electronic Data Gathering Analysis and Retrieval System (or any successor system), in order to facilitate the disposition of the Registrable Securities by such Holder (it being understood that the Company consents to the use of such prospectus and any amendment or supplement thereto by the Holders and their underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby).

(d) The Company will notify each Holder, as promptly as practicable after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to such registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed or when any document is filed with the Commission that would be incorporated by reference into the prospectus.

(e) The Company will deliver as promptly as practicable to Holders’ counsel copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to any registration statement relating to Registrable Securities.

(f) After the filing of a registration statement, the Company will as promptly as practicable notify each Selling Holder of Registrable Securities covered by such registration statement of (i) any stop order, injunction or other order or requirement of the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use its reasonable best efforts to prevent the issuance or entry of such stop order, injunction or other order or requirement and, if issued or entered, to obtain as soon as practicable the lifting thereof, and (ii) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

(g) The Company will use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or “blue sky” laws of such jurisdictions in the United States (where an exemption does not apply) as any Holder or managing underwriter(s), if any, reasonably (in light of such Holder’s intended plan of distribution) requests, (ii) keep such registration or qualification in effect for so long as such registration statement is required to be kept effective, (iii) cooperate with the Holders and the underwriter(s), if any, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority and (iv) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (B) subject itself to any material tax obligation in any such jurisdiction where it is not then so subject or (C) consent to general service of process in any such jurisdiction to which it is not then so subject. The Company will promptly notify each Selling Holder of (x) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose, and the Company will use its reasonable best efforts to prevent the issuance of any such order or suspension and, if issued, will use its reasonable best efforts to remove any such order or suspension and (y) the removal of any such order or suspension.

(h) The Company will immediately notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly prepare and file, and furnish to each Selling Holder a reasonable number of copies of, any such supplement or amendment.

(i) The Company will cooperate with the Holders to facilitate the timely delivery, preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Securities to be sold.

(j) The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(k) Subject to Section 2.5(a), in the case of a Qualified Offering hereunder the Company will enter into and perform its obligations under customary agreements (including an underwriting agreement, if any, in customary form and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take such other actions as are reasonably required and at such times as customarily occur in similar registered offerings in order to expedite or facilitate the disposition of the Registrable Securities subject to such Qualified Offering, including:

(i) making such representations and warranties to the Selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers in similar offerings;

(ii) using its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in similar offerings;

(iii) using its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar offerings; and

(iv) to the extent reasonably requested by the lead or managing underwriters, making the Company’s executive officers available for customary presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including, to the extent customary, senior management participation in due diligence calls with the underwriters and their counsel and, in the case of any marketed Qualified Offering, sending appropriate officers of the Company to attend “road shows” scheduled in reasonable number and at reasonable times in connection with any such Qualified Offering).

(l) In the case of a Qualified Offering, the Company will make available for inspection by any Selling Holder of Registrable Securities subject to such Qualified Offering, any underwriter participating in any disposition of such Registrable Securities and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement, subject to entry by each such Inspector of a customary confidentiality agreement in a form reasonably acceptable to the Company.

(m) The Company will use its reasonable best efforts to cause all Registrable Securities covered by a registration statement filed by the Company pursuant to Sections 2.1 or 2.4 to be listed on each securities exchange or national quotation system on which Common Stock is then listed or quoted.

(n) use its reasonable best efforts to facilitate the registration and thereafter to complete the distribution of the Registrable Securities so registered.

(o) The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. No Holder may include Registrable Securities in any registration statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information. Each Holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

(p) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.6(f) or 2.6(h) or upon receipt of a Suspension Notice, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of written notice from the Company that such disposition may be made and, in the case of Section 2.6(h) copies of any supplemented or amended prospectus contemplated by Section 2.6(h) and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Section 2.7. Registration Expenses. In connection with the registration of Registrable Securities pursuant to this Agreement and the Company’s performance of its other obligations hereunder, the Company shall pay any and all third party (except with respect to clause (iv) below) registration expenses incurred in connection therewith (the “Registration Expenses”), regardless whether a registration statement is declared effective by the Commission, including: (i) all registration and filing fees; (ii) all fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing expenses; (iv) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); (v) all fees and expenses incurred in connection with the listing of the Registrable Securities; (vi) all fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent registered public accountants of a comfort letter or comfort letters); (vii) all fees and disbursements of the Company’s auditors, including in connection with the preparation of comfort letters, and any transfer agent and registrar fees; and (viii) all fees and expenses of any special experts retained by the Company in connection with such registration; provided, however, that the Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any legal fees and expenses of counsel to the Holders or any transfer taxes relating to the registration or sale of the Registrable Securities.

Section 2.8. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each Holder’s officers, directors, agents, partners, members, employees, managers, advisors, sub-advisors, attorneys, representatives and Affiliates, each underwriter (within the meaning of the Securities Act), and each Person, if any, who controls such Selling Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Holder Indemnitee”) from and against, as incurred, any and all losses, claims, damages and liabilities (or actions in respect thereof), costs and expenses (including reasonable and documented fees, expenses and disbursements of attorneys and other professionals) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, prospectus, or free writing prospectus relating to the Registrable Securities (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission included in such registration statement or in any such prospectus in reliance upon and in conformity with information regarding such Holder Indemnitee which was furnished in writing to the Company by such Holder Indemnitee or on such Holder Indemnitee’s behalf expressly for inclusion therein.

Section 2.9. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, agents, employees, attorneys, representatives and Affiliates, each underwriter (within the meaning of the Securities Act), and each Person, if any, who controls the Company or underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder which was included in reliance upon and in conformity with information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement, preliminary prospectus, prospectus or free writing prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the total obligations of such Selling Holder under this Agreement (including, but not limited to, obligations arising under Section 2.11 herein) will be limited to an amount equal to the net proceeds actually received by such Selling Holder (after deducting any discounts and commissions) from the disposition of Registrable Securities pursuant to such registration statement.

Section 2.10. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.8 or 2.9, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing of the commencement thereof, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses (provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of any obligations hereunder, except to the extent such Indemnifying Party is materially prejudiced by such failure). The Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) Business Days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so, or (ii) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party, then, in any such proceeding, any Indemnified Party shall have the right to assume or continue its own defense and the Indemnifying Party shall be liable for the expenses therefor subject to the remainder of this Section 2.10. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one (1) separate firm of attorneys in each jurisdiction at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.8 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.9, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the Indemnifying Party) threatened action or claim in respect of which indemnity or contribution could have been sought hereunder by such Indemnified Party (whether or not the Indemnified Party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim without any admission of fault, culpability, failure to act or liability by or on behalf of any such Indemnified Party.

Section 2.11. Contribution. If the indemnification provided for in Section 2.8 or 2.9 hereof is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities, costs or expenses that otherwise would have been covered by Section 2.8 or 2.9 hereof, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of each Selling Holder, on the other hand, in connection with such statements or omissions which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of each Selling Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, costs or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.11, no Selling Holder shall be required to contribute any amount which in the aggregate exceeds the amount that such Selling Holder would have been obligated to pay by way of indemnification if indemnification as provided for under Section 2.9 had been available under the circumstances. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holders’ obligations to contribute pursuant to this Section 2.11, if any, are several in proportion to amount that the proceeds of the offering actually received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders, and not joint.

Section 2.12. Rule 144. The Company covenants that it will use its reasonable best efforts to comply with all applicable requirements under the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144, including to (a) make and keep public information regarding the Company available, as those terms are defined in Rule 144(c)(1), (b) file with the Commission in a timely manner any reports and documents required to be filed by the Company under the Securities Act and the Exchange Act, (c) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by a Holder so as to enable such Holder to sell shares of Common Stock without registration under the Securities Act within the exemptions provided by Rule 144, and (d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (including reasonably cooperating with the Holders to cause the transfer agent to remove any restrictive legend on certificates evidencing Registrable Securities, subject to the expiration of the Lock-Up Restrictions with respect to the applicable Registrable Securities). This Section 2.12 shall survive the termination of the Agreement so long as any Holder continues to hold Registrable Securities.

Section 2.13. Participation in Qualified Offerings.

(a) No Person may participate in any underwritten offerings hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided that any underwriting agreements shall be in customary form, and including provisions with respect to indemnification and contribution in customary form) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights provided for in this Article II.

(b) The Company agrees that, if requested by the managing underwriter(s) in any Qualified Offering contemplated by this Agreement, it will enter into a customary “lock-up” agreement providing that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any securities that are the same or similar to the Registrable Securities being offered (or securities convertible into or exchangeable or exercisable for such securities) (subject to customary exceptions) and will not enter into derivative transactions with similar economic effect, and it shall use its reasonable best efforts to obtain agreements from its directors and executive officers regarding the same, for a period not to exceed sixty (60) days from the effective date of the registration statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s); provided, that in no event shall the Company be obligated to enter into any such lock-agreements that are more restrictive than such lock-up agreements agreed to by any Holders participating in such Qualified Offering.

(c) The Holders agree that, if requested by the managing underwriter(s) in any Company Offering for the account of the Company or pursuant to the Existing Registration Rights

Agreement (in each case subject to the Company’s compliance with Section 2.2), the Holders will enter into customary “lock-up” agreements providing that the Holders will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any securities that are the same or similar to the securities being offered in such offering (or securities convertible into or exchangeable or exercisable for such securities) (subject to customary exceptions) and will not enter into derivative transactions with similar economic effect, for a period not to exceed thirty (30) days from the effective date of the registration statement pertaining to such securities or from such other date as may be requested by the underwriter(s); provided, that in no event shall the Holders be obligated to enter into such lock-agreements that are any more restrictive than such lock-up agreements agreed to by the Company, its directors and executive officers or the other stockholders of the Company participating in such offering.

(d) Beginning on and after November 1, 2016, to the extent a Holder or the Company is subject to a “lock-up” agreement (in each case if such lock-up period would prohibit a Qualified Offering), any period of time during which such Holder or the Company, as applicable, is subject to such “lock-up” agreement shall be deemed to count as a “Suspension Period” for purposes of Section 2.14, and the execution by the Holders or the Company, as applicable, of such a “lock-up” obligation shall be deemed to be the delivery of a Suspension Notice by the Company for purposes of Section 2.14 below.

Section 2.14. Suspension of Use of Registration Statement. If the Board of Directors of the Company determines in its good faith judgment that the filing of a registration statement or the use of any related prospectus (I) would be materially detrimental to the Company because (x) such action would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would materially impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose or (y) the Company is actively undertaking an underwritten offering of its stock or is in active discussions with underwriters regarding an underwritten offering of its stock and it is reasonably likely that such an underwritten offering will be promptly initiated by the Company, or (II) is prohibited because all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination or acquisition or investment by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X promulgated under the Securities Act or any similar successor rule, upon written notice thereof by the Company to the Holders, then upon the delivery of written notice (a “Suspension Notice”) of such determination by the Company to the Holders which shall be signed by the Chief Executive Officer, President or any Executive Vice President of the Company certifying thereto, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to a registration statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to a registration statement shall be suspended (a “Suspension Period”) until the earliest of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 2.14 is no longer necessary, (ii) the date upon which a “lock-up” giving rise to a deemed Suspension Period pursuant to Section 2.13(d) above expires, (iii) the date upon which copies of any applicable supplemented or amended prospectus is distributed to the Holders (in the case of a suspension pursuant to clause (I)(x) above), (iv) in the case of clause (II), the date upon which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in a Shelf Registration Statement, and (v) (A) the thirtieth (30th) day after delivery of the Suspension Notice (if the Suspension Notice is given during the twelve (12)-month period following the Initial Lock-Up Termination Date) or (B) the ninetieth (90th) day after delivery of the Suspension Notice (if the Suspension Notice is given thereafter); provided, that the Company shall not be entitled to exercise any such right more than two (2) times in any twelve (12) month period or less than thirty (30) days from the termination of the prior such Suspension Period, as applicable (it being agreed, however, that a deemed Suspension Period pursuant to Section 2.13(d) above shall not count towards the limitations set forth in this first proviso); and provided further, that in no event shall the number of days covered by one or more Suspension Periods exceed forty-five (45) days during the twelve (12)-month period following the Initial Lock-Up Termination Date or one hundred and fifty-five (155) days in any three hundred and sixty-five (365)-day period thereafter. During any Suspension Period, the Company shall also delay the filing or effectiveness of, and shall not sell or permit a sale under, any registration statement with respect to any common equity securities of the Company to be sold by the Company or by any other stockholders of the Company, other than (x) sales pursuant to a Company Offering for the account of the Company (subject to the Company’s compliance with Section 2.2), (y) sales under a Company-sponsored dividend reinvestment plan or pursuant to a registration statement on Form S-4 or Form S-8 (or any substitute forms that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders, or (z) in the case of a suspension pursuant to clause (I)(y) above, sales by stockholders of the Company not involving an offering pursuant to an effective registration statement sold to an underwriter on a firm commitment basis for reoffering and resale to the public and not involving an offering that is a “bought deal” with one or more investment banks and, in each case of this clause (z), not requiring the Company to undertake any of the types of actions contemplated by clauses (ii), (iii) or (iv) of Section 2.6(k) and not requiring the Company to deliver a “lock-up” (as described in this clause (z), a “Permitted Offering”). The Company agrees to give the notice under (i) above as promptly as practicable following the date that such suspension of rights is no longer necessary. For the avoidance of doubt, in the case of a suspension pursuant to clause (I)(y) above, the Holders shall be permitted to make a Permitted Offering if other stockholders of the Company are being allowed by the Company to make Permitted Offerings.

Section 2.15. Additional Shares. The Company, at its option, may register under a Shelf Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other stockholder or stockholders of the Company; provided that in no event shall the inclusion of such shares on a registration statement reduce the amount offered for the account of the Holders in any offering at the request of the Holders pursuant to Section 2.5. From and after the date hereof, the Company shall not enter into any agreement granting registration rights to any party with respect to the Company’s securities that would cause a violation of the rights granted to the Holders hereunder. The Company represents and warrants to each Holder that, as of the date of this Agreement, no Person has any registration rights with respect to any securities of the Company or of the Operating Partnership, other than those rights granted pursuant to the Existing Registration Rights Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1. Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 3.2. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties hereto at the following addresses (or at such other address for a Party as shall be specified by like notice):

(1) if to any Holder, initially to the address indicated in Schedule I or to such other address and to such other Persons as any Holder may hereafter specify in writing; and

(2) if to the Company, initially at 11601 Wilshire Blvd., Sixth Floor, Los Angeles, California 90025, Facsimile: (310) 445-5710, Attention: Kay Tidwell, or to such other address as the Company may hereafter specify in writing.

Section 3.4. Successors and Assigns; Assignment of Registration Rights. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties. Any Holder may assign its rights under this Agreement in whole or in part without the consent of the Company in connection with a transfer of such Holder’s Registrable Securities, but only if the assignment or transfer is permitted by, and not in violation of, the Stockholders Agreement, the Operating Partnership Agreement and the Charter, as applicable, and provided such assignee or transferee agrees in writing to be bound by all the provisions hereof.

Section 3.5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 3.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9. Certain Transactions. In the event that any securities are issued in respect of, or in exchange for, or in substitution of the Registrable Securities by reason of any reorganization, recapitalization, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to stockholders or combination of Common Stock or Common OP Units or any other similar change in the Company’s or the Operating Partnership’s capital structure, the Company agrees that appropriate adjustments shall be made to this Agreement to ensure that the Holders have, immediately after consummation of such transaction, substantially the same rights with respect to the Company or another issuer of securities, as applicable, as they have immediately prior to the consummation of such transaction in respect of the Registrable Securities under this Agreement.

Section 3.10. Headings; Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such word or words of like import.

Section 3.11. Termination. The obligations of the parties hereunder shall terminate with respect to a Holder when it no longer holds Registrable Securities, and with respect to all the parties hereto in the event that (i) the Holders, in the aggregate, own less than one percent (1%) of the outstanding shares of Common Stock (for purposes of this calculation, Common OP Units shall be deemed to be Common Stock to the extent held by the Holders or any other Person (other than by the Company or any subsidiary thereof)) and (ii) all of the shares of Common Stock received pursuant to the Purchase Agreement or issued or issuable upon exchange of Common OP Units issued pursuant to the Purchase Agreement may be sold in one transaction pursuant to Rule 144 (without any volume or other limitations), except, in each case, for any obligations under Sections 2.7, 2.8, 2.9, 2.10, 2.11, 2.12 and this Article III.

Section 3.12. Waiver of Jury Trial. The parties hereto (including any Initial Holder and any subsequent Holder) irrevocably waive any right to trial by jury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

HUDSON PACIFIC PROPERTIES, INC.

By:	/s/ Mark T. Lammas
Name:	Mark T. Lammas
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

BLACKSTONE REAL ESTATE PARTNERS V L.P.

By:	Blackstone Real Estate Associates V L.P., its general partner
By:	BREA V L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS V.TE.1 L.P.

By:	Blackstone Real Estate Associates V L.P., its general partner
By:	BREA V L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS V.TE.2 L.P.

By:	Blackstone Real Estate Associates V L.P., its general partner
By:	BREA V L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS V.F L.P.

By:	Blackstone Real Estate Associates V L.P., its general partner
By:	BREA V L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

[Signature Page to Registration Rights Agreement]

BLACKSTONE REAL ESTATE HOLDINGS V L.P.

By:	BREP V Side-by-Side GP L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI L.P.

By:	Blackstone Real Estate Associates VI L.P., its general partner
By:	BREA VI L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.1 L.P.

By:	Blackstone Real Estate Associates VI L.P., its general partner
By:	BREA VI L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS VI.TE.2 L.P.

By:	Blackstone Real Estate Associates VI L.P., its general partner
By:	BREA VI L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

[Signature Page to Registration Rights Agreement]

BLACKSTONE REAL ESTATE PARTNERS VI (AV) L.P.

By:	Blackstone Real Estate Associates VI L.P., its general partner
By:	BREA VI L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE PARTNERS (AIV) VI L.P.

By:	Blackstone Real Estate Associates VI L.P., its general partner
By:	BREA VI L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE REAL ESTATE HOLDINGS VI L.P.

By:	BREP VI Side-by-Side GP L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKSTONE FAMILY REAL ESTATE PARTNERSHIP VI – SMD L.P.

By:	Blackstone Family GP L.L.C., its general partner

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

[Signature Page to Registration Rights Agreement]

NANTUCKET SERVICES, LLC

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

BLACKHAWK SERVICES II LLC

By:	/s/ Frank Cohen
Name:	Frank Cohen
Title:	Senior Managing Director

[Signature Page to Registration Rights Agreement]

Schedule I

Initial Holders

		Number of Registrable Securities
Name of Holder	Address of Holder	Common Stock	OP Units
Blackstone Real Estate Partners V L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	1,913,567	12,166,992

Blackstone Real Estate Partners V.TE.1 L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	669,716	4,258,243

Blackstone Real Estate Partners V.TE.2. L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	1,720,620	10,940,178

Blackstone Real Estate Partners V.F L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	470,476	2,991,420

Blackstone Real Estate Holdings V L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	192,760	1,225,619

Blackstone Real Estate Partners VI L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	1,335,362	8,490,605

Blackstone Real Estate Partners VI.TE.1 L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	388,898	2,472,719

Blackstone Real Estate Partners VI.TE.2. L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	815,338	5,184,145

Blackstone Real Estate Partners VI (AV) L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	661,829	4,208,091

Blackstone Real Estate Partners (AIV) VI L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	4,120	26,199

Blackstone Real Estate Holdings VI L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	23,584	149,951

Blackstone Family Real Estate Partnership VI – SMD L.P.	345 Park Avenue, 10th Floor, New York, NY 10154	80,675	512,956

Nantucket Services L.L.C.	Two N. Riverside Plaza, Suite 2100 Chicago, IL 60606	4,313	27,423

Blackhawk Services II LLC	Two N. Riverside Plaza, Suite 2100 Chicago, IL 60606	345,053	2,193,939